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                                                                    EXHIBIT 10.3

                 SECOND AMENDMENT TO POWER PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO POWER PURCHASE AGREEMENT (the "Second Amendment"), made and entered into as of the 22nd day of December, 1993, by and between Cogen Technologies Linden Venture, L.P. ("Seller"), and Consolidated Edison Company of New York, Inc. ("Buyer"), constitutes an amendment to the Power Purchase Agreement, dated April 14, 1989, between Buyer and Cogen Technologies, Inc., as assigned to Seller by Cogen Technologies Linden, Ltd., assignee of Cogen Technologies, Inc., as amended by the First Amendment to Power Purchase Agreement between Buyer and Seller, dated September 17, 1990 (the Power Purchase Agreement and the First Amendment to Power Purchase Agreement referred to herein together as the "Agreement").

                             W I T N E S S E T H :

          WHEREAS, Buyer and Seller previously entered into the Agreement for the purchase by Buyer of the capacityand energy to be produced by a gas-fired cogeneration plant and appurtenant facilities to be constructed in Linden, New Jersey (the "Plant");

          WHEREAS, the "Date of Initial Commercial operation" of the Plant (as such term is defined in Article 1.4 of the Agreement) occurred on May 1, 1992;

          WHEREAS, since the Date of Initial Commercial Operation certain matters not adequately addressed by the Agreement have arisen which Buyer and Seller desire to address in the form of an amendment to the Agreement;

          WHEREAS, Seller is willing to add greater flexibility to the schedule pursuant to which the Plant may be dispatched by

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Buyer in exchange for Buyer's waiver of any rights Buyer may have under either
Federal or State law to refuse to accept "Electricity" (as defined in Article
1.8 of the Agreement) from Seller; and

          WHEREAS, Buyer and Seller desire to amend the Agreement in order to provide greater certainty with regard to their respective rights and obligations thereunder.

          NOW, THEREFORE, in consideration of the foregoing and the promises and covenants hereinafter set forth, Buyer and Seller agree to amend the Agreement as follows:

          FIRST. The Table of Contents is amended by deleting "8.6 Annual Reimbursement" therefrom, by inserting "11.5 Voltage Support" immediately under "11.4 maintenance Coordination by Buyer", and by inserting "24.8 Service" immediately under "24.7 Waiver".

          SECOND.  The following is inserted as Article 1.2(A):

     " 1.2(A) The term "Buyer's Interconnection Facilities" means: (i) all real property interests related to the Dedicated Facilities, and (ii) that portion of the Dedicated Facilities from the Point of Interconnection to the physical interconnection of the Direct Interconnection at Buyer's Goethals Substation other than the real property interests related to the Dedicated Facilities."

          THIRD. The following is inserted as Article 1.4(A):

     " 1.4(A) The term "Dedicated Facilities" means the additional facilities on Buyer's side of the Point of Interconnection (including at locations other than Buyer's Goethals Substation) specifically acquired,

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constructed, and/or installed for the receipt of Electricity by Buyer, including, without limitation, the towers, circuit breakers, transformers, remotelylocated protection devices, and associated equipment, but not including any Series Reactors."

          FOURTH. Article 1.9 is amended by inserting immediately after "fuel oil" the following:

          ", and steam generated by a source external to the Plant"

          FIFTH. Article 1.13 is amended by inserting immediately after "such persons" the following:

          "; provided, Buyer shall have received written notice of such person. Buyer hereby acknowledges that it has received notice that State Street Bank and Trust Company of Connecticut, National Association (as "Owner Trustee"), is the "Lender" for purposes of this Agreement, unless a substitute is designated pursuant to the Recognition Agreement dated September 20, 1991 among Buyer, Seller, State Street Bank and Trust Company of Connecticut, National Association (as "Owner Trustee"), and Union Bank of Switzerland, New York Branch (as "Agent")"

          SIXTH. Article 1.20 is amended by deleting the last three sentences thereof and by inserting at the end of the first sentence thereof the following:

          "The Plant does not include equipment that may be installed at the Plant site after June 1, 1993 for the purpose of generating electric power and selling such

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          power to any party other than Buyer, provided such equipment is electrically isolated from the Plant except for purposes of receiving startup or emergency backup power. In addition, the Plant does not include any facilities, structures, or equipment on Buyer's side of the Point of Interconnection."

          SEVENTH. Article 1.21 is amended by inserting immediately after "Buyer's transmission system" the following:

          "which point is at the legal boundary between the State of New Jersey and the State of New York, as such boundary now exists or as it may be redetermined by competent authority"

          EIGHTH. The following is inserted as Article 1.24:

          " 1.24 The term "Series Reactors" means reactors installed at Buyer's Gowanus Substation designed to have the capability to reduce short circuit duties on Buyer's transmission system imposed, in part, by the Plant, which, but for the Agreement, Buyer would not have installed."

          NINTH. Article 2.1 is amended by inserting immediately after "applicable after such date" the following:

          ", provided, however, that Seller's option under Article 8.3(E), and Buyer's obligations related thereto, shall survive the expiration of this Agreement"

          TENTH. Article 3.2(B) is deleted in its entirety and the following is inserted in lieu thereof:

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               " (B) Buyer's obligation to accept Electricity from Seller shall be suspended pursuant to Article 10 of this Agreement (relating to suspension).

               (C) Buyer hereby waives any rights it may have now or hereafter under either Federal or State law, pursuant to 18 C.F.R. (S) 292.304(f), its successor, or otherwise, whether established by the PSC in Case 88-E-081, Case 92-E-0814, or otherwise, to refuse to accept and pay for Electricity from Seller except as specifically provided under this Agreement."

          ELEVENTH. Article 3.3 is amended by inserting at the end thereof the following:

          "Title to Electricity sold to Buyer, and any risk of loss of such Electricity, shall pass from Seller to Buyer at the Point of Interconnection. Measurement of Electricity delivered under this Agreement shall be pursuant to Article 7.1."

          TWELFTH.  Article 4.1(B) is amended by inserting
": (i)" immediately after "means" in the first line thereof, and inserting immediately after "Plant in such month" in the last line thereof the following:
          "; and (ii) the Steam Component"

          THIRTEENTH. Article 4.1(E) and Article 4.1(F) are redesignated as
Article 4.1(G) and Article 4.1(H) respectively. The following is added as
Article 4.1(E) and Article 4.1(F):

                     (E) The term "Incremental 0 & M Component" for an Annual
               Period means an amount equal to one hundred and eighty thousand dollars ($180,000) for

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               the Annual Period commencing on May 1, 1993, which amount shall be multiplied each Annual Period thereafter by a fraction, the numerator of which is the then latest CPI available at the end of the prior Annual Period, and the denominator of which is the CPI for April, 1993.

                     (F) The term "Steam Component" for a month means:

                          (1) an amount equal to the average cost per British
                     thermal unit ("Btu") of all Fuel consumed by the Plant in such month, exclusive of steam generated by a source external to the Plant; times

                          (2) the total Btu's contained in all steam generated
                     by a source external to the Plant and delivered to the Plant during such month, net of the Btu content of demineralized water feed to the Plant attributable for the same mass flow rate."

          FOURTEENTH. Article 4.3(B)(2) is amended by inserting at the end thereof the following:

          "Seller shall receive a credit of 240,000 kWh for each and every time that Buyer requests that Seller curtail actual deliveries pursuant to Article 11.2(B)(3)(a) within such twelve-month period, such that such 240,000 kWh shall be considered Delivered for purposes of Article 4.3(A)(1) in such month so as to result in additional payments to Seller during such month attributable to the Fixed Component up to the

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          limitation-provided in Article 4.3(B)(1); provided, however, that Buyer's curtailment pursuant to Article 11.2(B)(3)(a) during the months of October through May shall not be credited for the months June, July, August, or September."

          FIFTEENTH. Article 4.3(B)(4) is amended by inserting at the end thereof the following:

          "Seller shall receive a credit of 240,000 kWh for each and every time that Buyer requests that Seller curtail actual deliveries pursuant to Article 11.2(B)(3)(a) within such twelve-month period, such that such 240,000 kWh shall be considered Delivered for purposes of Article 4.3(A)(3) in such month so as to result in additional payments to Seller during such month attributable to the 0 & M Component up to the limitation provided in Article 4.3(B)(3); provided, however, that Buyer's curtailment pursuant to
          Article 11.2(B)(3)(a) during the months of October through May shall not be credited for the months June, July, August, or September."

          SIXTEENTH. Article 4.3(C)(1)(a) is amended by deleting "Article 11.2(D)" therefrom and inserting in lieu thereof "Article 11.2(E)".

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          SEVENTEENTH.  The following is inserted as Article 4.3(D):

          " (D) Commencing on May 1, 1993 and each Annual Period thereafter, Buyer shall pay Seller the Incremental 0 & M Component. The initial payment of the Incremental 0 & M Component shall be due on or before July 1, 1993, and the payment of the Incremental 0 & M Component for each Annual Period thereafter shall be due on or before the twentieth
          (20th) day of the first month of each such Annual Period. Buyer's obligation to pay Seller the Incremental 0 & M Component shall terminate in the event Buyer provides Seller with written notice, at least thirty (30) days prior to the commencement of the following Annual Period, that Buyer waives its rights of curtailment under
          Article 11.2(B)(3)(a) beginning with the commencement of such following Annual Period; provided, however, that Buyer may withdraw such waiver upon written notice to Seller, at least twelve (12) months prior to the commencement of any Annual Period, that Buyer reassumes the obligation to pay Seller the Incremental 0 & M Component beginning with the commencement of such Annual Period."

          EIGHTEENTH. Article 4.5 is amended by deleting the last sentence thereof and inserting in lieu thereof the following:

          "Seller's capacity shall be deemed unavailable for delivery if Buyer's Interconnection Facilities necessary to deliver Electricity to Buyer are

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          unavailable, except if such unavailability is due to Buyer's failure to diligently perform its obligations under this Agreement."

          NINETEENTH. Article 6.1 is amended by inserting "(A)" immediately prior to "Buyer shall pay" in the first line thereof, and by inserting the following as Article 6.1(B):

          " (B) (1) Buyer shall have the right to off set against any payment owed by Buyer under this Article 6 the following expenses:

                       (a) annual expenses related to the operation and
               maintenance of the Dedicated Facilities (other than Buyer's Interconnection Facilities) at the rate specified in Buyer's applicable tariff; provided, that in no event shall Buyer be entitled in any Annual Period to off-set amounts described in this Article 6.1(B)(1)(a) greater than nine percent (9%) of the capital costs incurred for the construction of the Dedicated Facilities (exclusive of Buyer's Interconnection Facilities) as such capital costs are determined for New York City real property tax purposes for each tax year beginning in July of such Annual Period. The Parties acknowledge that, as of December 1, 1993, the total capital costs incurred for the construction of the Dedicated Facilities subject to this Article 6.1(B)(1)(a) is fifteen million

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               three hundred and twenty-two thousand dollars ($15,322,000).

                    (b) expenses incurred by Buyer for operation and maintenance
               (including repair or replacement) of Buyer's Interconnection Facilities, namely:

                              (i) any labor, material or third party costs
                    reasonably incurred with respect to Buyer's Interconnection Facilities, including the performance of Buyer's obligations under the agreements listed in paragraphs (i) through (iv) of the Assignment and Conveyance dated December 22, 1993 between Buyer and Seller;

                              (ii) Buyer's annual comprehensive public liability
                    insurance costs covering Buyer's Interconnection Facilities;

                              (iii) annual real property taxes applicable or
                    assessed against Buyer's Interconnection Facilities, the term "real property taxes" as used herein meaning all taxes and assessments levied, assessed, or imposed at any time by the City of New York, or by any other governmental authority, upon or against Buyer's Interconnection Facilities relating to the ownership, use or occupancy of Buyer's Interconnection Facilities; and

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                              (iv) costs, expenses, losses or liabilities
                    reasonably incurred related to Buyer's Interconnection Facilities to which Buyer is subject or which Buyer may sustain solely by reason of (A) Buyer's performance of its obligations under this Agreement and under the Assignment and Conveyance dated December 22, 1993 between Buyer and Seller, or (B) Buyer's acquisition (free of any mortgage, mechanic or materialmen liens), ownership, use, or occupancy of Buyer's Interconnection Facilities related to carrying out its obligations under this Agreement and under the Assignment and Conveyance dated December 22, 1993 between Buyer and Seller (all such costs, expenses, losses or liabilities herein referred to collectively as "Costs"). Such Costs include Costs arising under, or of complying with, any environmental laws or regulations including expenses for response to or remediation of any spill or leak into the Arthur Kill or other areas, and reasonable attorneys fees related to such Costs.

                (2) Buyer shall have the right to off-set expenses described in Article 6.1(B)(1)(a), Article 6.1(B)(1)(b)(ii) , and Article 6.1(B)(1)(b)
(iii), plus any taxes or charges payable by Buyer relating to such off-set, beginning in

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the month of June in each Annual Period, and the expenses described in Article
6.1(B)(1)(b)(i) and Costs described in Article 6.1(B)(1)(b)(iv), plus any taxes or charges payable by Buyer relating to such off-set, beginning in the month following the date such expenses are incurred. At the time of such off-set, Buyer shall provide Seller with invoices and supporting documentation regarding any expenses described in Article 6.1(B)(1).

                (3) To the extent that the amounts Buyer may off-set under
Article 6.1(B)(1) are in excess of any payment owed by Buyer under this Article 6, Seller shall pay Buyer the amount of such excess, within thirty (30) days of Seller's receipt of Buyer's invoice and supporting documentation under Article 6.1(B)(2) and Buyer's statement under Article 6.2(A).

                (4) To the extent that any Costs described in Article 6.1(B)(1)
(b)(iv) may be incurred by Buyer, as a condition of exercising its right to set-off such Costs under this Article 6.1(B), Buyer shall:

                     (a) promptly furnish Seller with reasonably prompt written notification after Buyer becomes aware of any event or circumstance which might give rise to the incurrence by Buyer of any such Costs;

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                     (b) permit Seller to participate in the defense of any suit asserting a claim that would cause Buyer to incur any such Costs; and

                     (c) not compromise or settle a claim that would cause it to incur any such Costs without the prior written consent of Seller, unless in the reasonable opinion of Buyer such claim may involve the possibility of imposition of a criminal penalty on Buyer."

          TWENTIETH. Article 7.1 is amended by deleting "Point of Interconnection" therefrom and inserting in lieu thereof "physical interconnection of the Direct Interconnection at Buyer's Goethals Substation", and by deleting the last sentence thereof.

          TWENTY-FIRST. Article 7.4 is amended by inserting to the point of physical interconnection of the Direct Interconnection at Buyer's Goethals Substation" immediately after "transformation losses" in the second sentence thereof.

          TWENTY-SECOND. Article 8.3(B) is amended by deleting the word "and" at the end thereof; Article 8.3(C) is deleted in its entirety; and the following is inserted in lieu thereof:

                " (C) reimburse Buyer for the costs and expenses incurred in connection with the installation of the Dedicated Facilities by Buyer under Article 8.4(A);

                   (D) reimburse Buyer for fifty percent (50%) of the costs and expenses incurred with the purchase and installation of any Series Reactors

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                installed by Buyer, within thirty (30) days of receipt by Seller of any invoice indicating that such Series Reactors have been delivered to Buyer, provided that in no event shall Seller's liability under this Article 8.3(D) exceed two million dollars ($2,000,000);

                        (E) have the option, after termination of this Agreement
                due to a default by Buyer, or after expiration of the later of the Base Term or any renewal term under Article 2.2, to utilize Buyer's Interconnection Facilities for purposes of making deliveries of electric power to Buyer's transmission system for an annual fee of ten dollars ($10) plus any costs described in
                Article 6.1(B)(1)(b), provided that: (i) Seller provides Buyer with written notice of its intent to exercise such option at least ninety (90) days prior to such expiration; (ii) the option described in this Article 8.3(E) shall not be exercised after April 30, 2091; (iii) Buyer's ownership interest in Buyer's Interconnection Facilities shall not in any way interfere with Seller's use of the Buyer's Interconnection Facilities for purposes of making deliveries of electric power to Buyer's transmission system during any period in which Seller has exercised the option described in this Article 8.3(E); and (iv) unless requested by Seller and agreed to by the Parties at a reasonable rate as may be

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                determined by the Parties, Seller's exercise of the option described in this Article 8.3(E) shall not require Buyer to purchase or deliver to others Seller's electric power, shall not require Buyer to operate and maintain the Dedicated Facilities (other than Buyer's Interconnection Facilities), and shall not in any way restrict Buyer's use of the Dedicated Facilities (other than Buyer's Interconnection Facilities) for any purpose; and

                     (F) with regard to Buyer's Interconnection Facilities, have the option to perform the obligations of Buyer under the agreements listed in paragraphs (i) through (iv) of the Assignment and Conveyance dated December 22, 1993 between Buyer and Seller, upon Buyer's failure to perform such obligations after notice by Seller to Buyer giving Buyer reasonable opportunity to perform thereunder under the circumstances."

          TWENTY-THIRD. Article 8.4 is deleted in its entirety and the following is inserted in lieu thereof:

          "    8.4 Buyer's Responsibility.

                     (A) Buyer shall design, construct, acquire, install, operate and maintain (subject to Article 8.3(F)), and own the Dedicated Facilities. All Dedicated Facilities shall remain the property of Buyer. Buyer shall provide Seller with adequate access to Buyer's Interconnection Facilities in the event Seller exercises its option pursuant to Article 8.3(F). The Parties shall cooperate with each other regarding

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        the coordination of the operation and maintenance of Buyer's
        Interconnection Facilities with the operation and maintenance activities of Seller with regard to the electrical interconnection facilities from the Plant to the Point of Interconnection. The Parties agree to enter into coordination procedures as soon as practicable after January 1, 1994.

                (B) Buyer's ownership interest in Buyer's Interconnection Facilities shall not in any way interfere with Seller's Deliveries of Electricity from the Plant to Buyer. Without the prior written consent of Seller, Buyer shall not utilize Buyer's Interconnection Facilities for any purpose other than for activities related to this Agreement. If Buyer, or anyone acting by, through, or under Buyer, utilizes Buyer's Interconnection Facilities for any purpose other than for activities related to this Agreement, Buyer shall pay Seller an amount which shall reflect the value of such use or uses, and any costs described in
        Article 6.1(B)(1)(b) related to the Buyer's Interconnection Facilities shall be immediately reduced, on an equitable basis reflecting such other use or uses, and any dispute between the Parties regarding such payment or reduction shall be subject to arbitration by the PSC in accordance with procedures similar to those set forth in 16 NYCRR Part 12.

                (C) Buyer shall keep and maintain comprehensive public liability insurance covering Buyer's Interconnection Facilities consistent with the

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        insurance coverages Buyer otherwise maintains for such type of property.
        Such insurance shall be included in Buyer's program of annual insurance coverage and the costs shall be pro-rated to Buyer's Interconnection Facilities. Buyer shall provide Seller with sufficient information regarding the basis for such proration. Upon Seller's request, Buyer shall obtain additional insurance coverage for Buyer's interconnection Facilities with Seller named as an additional insured on any such policy, provided that Seller reimburses Buyer for any such additional coverage."

          TWENTY-FOURTH. Article 8.5 is amended by deleting "such facilities" in the second line thereof and inserting "of the Dedicated Facilities" in lieu thereof.

          TWENTY-FIFTH.  Article 8.6 is deleted in its entirety.

          TWENTY-SIXTH.   Article 9.2 is amended by deleting "at the price set
for such purchase in accordance with the PSC's final determination in Case 29318 or, if not set," therefrom.

          TWENTY-SEVENTH. Article 11.2(B)(3) is deleted in its entirety and the following is inserted in lieu thereof:

          " (3) by giving Seller at least: (a) twelve (12) hours prior notice, that Seller curtail actual deliveries for an eight (8) hour period which falls within 10:00 p.m. and 8:00 a.m. (Eastern Time) of any Weeknight Period down to an output level of 150 MW below eighty-two

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                percent (82%) of the DMNC, provided that Buyer may not request such curtailment more than one hundred (100) times during any Annual Period, provided further that Buyer shall use its best efforts to schedule such curtailment for any week by noon (Eastern Time) on the Sunday of such week, and

                               (b) twenty-four (24) hours prior notice, during
                the last ten (10) Annual Periods of the Base Term, that Seller curtail actual deliveries down to an output level not less than forty-seven percent (47%) of the DMNC, provided that Buyer may not exceed in any such Annual Period a ratio of one (1) curtailment request under this Article 11.2(B)(3)(b) for each fifty (50) hours of Plant operation not subject to a request under this Article 11.2(B)(3)(b)."

          TWENTY-EIGHTH. Article 11.2(C) is deleted in its entirety. Article 11.2(D), Article 11.2(E), and Article 11.2(F) are redesignated as Article 11.2(E), Article 11.2(F), and Article 11.2(G), respectively. The following is inserted as Article 11.2(C) and Article 11.2(D):

          "      (C) Beginning on October 1, 1993, during any period in which:

                        (1) Buyer has otherwise requested that Seller curtail
                actual deliveries pursuant to Article 11.2(B)(2), and

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                        (2) when the outdoor temperature at the Plant is at or
                below 25 degrees Fahrenheit, Seller may increase its actual deliveries to Buyer up to an output level not more than 150 MW below eighty-two percent (82%) of the DMNC.

                     (D) For purposes of Article 11.2(B):

                        (1) the term "Weeknight Period" means any Off-Peak
                Period commencing on any Monday, Tuesday, Wednesday, or Thursday that does not fall within any weekend Period;

                        (2) the term "Weekend Period" means the period from
                10:00 p.m. Friday through 8:00 a.m. the following Monday (Eastern Time), including: (a) any Holiday occurring on either a Friday or Monday, such that any Holiday occurring on a Friday shall cause the Weekend Period to commence at 10:00 p.m. (Eastern Time) on the Thursday immediately preceding such Holiday, and any Holiday occurring on a Monday shall cause the Weekend Period to end at 8:00 a.m. (Eastern Time) on the Tuesday immediately following such Holiday; and (b) the Holidays of New Year's Day, Independence Day, Thanksgiving, and Christmas when such Holidays occur on either a Thursday or a Tuesday, and shall include the Monday immediately preceding such Holiday (in the case where such Holiday occurs on a Tuesday), or the Friday immediately following such Holiday (in the case where such Holiday occurs on a Thursday), such

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                that any such Holiday occurring on a Thursday shall cause the weekend Period to commence at 10:00 p.m. (Eastern Time) on the Wednesday immediately preceding such Holiday, and any such Holiday occurring on a Tuesday shall cause the Weekend Period to end at 8:00 a.m. (Eastern Time) on the Wednesday immediately following such Holiday; and

                        (3) the term "Holiday" means any of the following days
                as are officially observed in the State of New York: (i) New Year's Day, (ii) Martin Luther King, Jr.'s Birthday, (iii) President's Day, (iv) Memorial Day, (v) Independence Day, (vi) Labor Day, (vii) Columbus Day, (viii) Veteran's Day, (ix) Thanksgiving, and (x) Christmas."

          TWENTY-NINTH.   The following is inserted as Article 11.5:

                "    11.5 Voltage Support. Seller shall provide
                voltage support to Buyer's electric system at the Point of Interconnection, to be measured at Buyer's Goethals Substation, as shall be requested by Buyer from time to time, to the extent of 0.90 lagging to 0.96 leading, and shall use best efforts to provide such voltage support to the extent of 0.85 lagging to 0.95 leading, which best efforts shall not require Seller to incur any additional expense or revenue loss. Seller will conduct further study of the physical ability and associated cost of providing additional voltage support

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                to Buyer's electric system at the Point of Interconnection, to be measured at Buyer's Goethals Substation, to the extent of 0.85 lagging to 0.85 leading, and will report to Buyer with the results of such study upon Seller's completion and review of such study. Seller shall not be obligated hereunder to take any action based upon the results of such study."

          THIRTIETH. Article 13.1(A) is deleted in its entirety and the following is inserted in lieu thereof:

          " (A) Recognizing that the DMNC for the first Annual Period has been determined to be 637.7 MW, Buyer received a credit of one million three hundred and fifty thousand dollars ($1,350,000) against amounts of Electricity purchased from the Plant during the first Annual Period. Beginning with the second Annual Period, AND for every Annual Period thereafter, the DMNC shall be determined as follows:

                          (1) At such times as are specified in Article 13.1(D),
                a capability test shall be conducted to determine the DMNC of the Plant in accordance with the applicable procedures of the then-current New York Power Pool's "Uniform method for Rating Generating Capability." Such procedures are currently designated as MP 2-11. The DMNC shall be the sustained maximum net output of the Plant as metered at Buyer's Goethals Substation averaged over a four (4) hour period,

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

                adjusted to reflect: (a) the average ambient temperature experienced at the Plant at the time of Buyer's summer peaks during the previous four (4) summers, and (b) the four (4) hour average minimum steam sendout from the Plant to Seller's thermal customers during the On-Peak Periods for the period June 1 through September 15 in the twelve (12) months for which the DMNC is being determined, using a conversion rate where for each 50 lbs. of water flowing through the steam turbine and thereafter being exported as steam, the kW capacity of the steam turbine will be increased by 1 kW.

                        (2) The four (4) hour average minimum steam sendout to
                Seller's thermal customers during On-Peak Periods for the period of June 1 through September 15 shall be determined by excluding any hours in which: (i) there is no steam sendout to Seller's thermal customers; (ii) a purchaser of steam from the Plant experienced an equipment outage, whether planned or unplanned, for any reason other than economic considerations, which reduced by 50,000 lbs./hr. or more the amount of steam from the Plant that would otherwise have been delivered to Seller's thermal customers; (iii) the Plant experienced an outage, whether planned or unplanned, which reduced by 50,000 lbs./hr. or more the amount of steam from the Plant that would otherwise have been delivered to Seller's thermal customers; or (iv) Buyer suspended or curtailed its purchases of Electricity under the terms and conditions of this Agreement, which reduced by 50,000 lbs./hr. or more the amount of steam from the Plant that would otherwise have been delivered to Seller's thermal customers. Until the actual average steam sendout is determined for each June 1 to September 15 period, capacity payments to Seller shall be based on the actual average steam sendout determined for such period in the prior year. If the actual average steam sendout as determined at the end of such period is different from the assumed amount, the DMNC shall be adjusted to reflect the actual average steam sendout and appropriate adjustments in payments shall be made within thirty
                (30) days of such determination.

                        (3) Seller shall maintain, for the period of June 1
                through September 15, records of steam sendout to Seller's thermal customers which Seller shall make available to Buyer for purposes of paragraph (2) above.

                        (4) in the event the DMNC for any period as determined
                in this Article 13.1(A) exceeds 645 MW, then the DMNC for such period shall be deemed to be 645 MW for purposes of this Agreement."

          THIRTY-FIRST. Article 18.2(A) is amended by inserting immediately before "Seller" in the first line thereof "Unless expressly provided otherwise in this Agreement,".

          THIRTY-SECOND. Article 22.1(A) is amended by deleting "States of New York and" therefrom and inserting "State of" in lieu thereof.

          THIRTY-THIRD. Article 23 is amended by deleting "not become effective as to the Parties or their successors until such amendment is accepted or approved by the PSC" therefrom and inserting in lieu thereof the following:

          "require the prior written consent of the Lender pursuant to the Recognition Agreement dated September 20, 1991 among Buyer, Seller, State Street Band and Trust Company of Connecticut, National Association (as "Owner Trustee"), and Union Bank of Switzerland, New York Branch (as "Agent")"

          THIRTY-FOURTH. Article 24.3 is deleted in its entirety and the following is inserted in lieu thereof:

          "  (A)    To Seller:

                    at   1600 Smith Street
                         Suite 5000
                         Houston, TX  77002
                         Attention:   Robert C. McNair
                                      President and CEO

               copy to   Cogen Technologies Linden Venture, L.P.
                         Two Tower Center
                         20th Floor
                         East Brunswick, NJ 08816
                         Attention:  Ragan T. Phillips
                                      Vice President
               copy to  Van Ness, Feldman & Curtis, P.C.
                        1050 Thomas Jefferson St., N.W.
                        Seventh Floor
                        Washington, D.C. 20007
                        Attention:  Ross D. Ain, Esq.
                                    Partner

               copy to  State Street Bank and Trust Company
                        750 Main Street
                        Hartford, Connecticut 06103
                        Attention: Corporate Trust Department

               copy to  General Electric Power Funding Corporation
                        One River Road
                        Building Two, Room 741
                        Schenectady, New York   12345
                        Attention:   Vice President - Investments

               copy to  General Electric Capital Corporation - T&IFC
                        1600 Summer Street, 6th Floor
                        Stamford, Connecticut   06927
                        Attention:   Vice President - Energy Project operations

                    (B) To Buyer:

                    at  4 Irving Place
                        New York, New York 10003
                        Attention: Vice President-Planning
                                   and Inter-Utility Affairs

               copy to  4 Irving Place
                        New York, New York 10003
                        Attention: Vice President,
                                   System Operations

               copy to  4 Irving Place
                        New York, New York 10003
                        Attention:  Chanoch Lubling, Esq.
                                    Asst. General Counsel"

          THIRTY-FIFTH. The following is inserted as Article 24.8:

                " 24.8 Service. Seller hereby irrevocably submits to the jurisdiction of the courts of the State of New York with regard to any controversy arising out of or relating to this Agreement. Seller agrees that service of process on Seller in relation to such jurisdiction may be made, at the option of Buyer, either by registered or certified mail addressed to Seller at the address shown in Article 24.3 or at the address of any office actually maintained by Seller, or by actual personal delivery to Seller. Such service shall be deemed to be sufficient when jurisdiction would not lie because of the lack of a basis to serve process in the manner otherwise provided by law.
                In any case, however, process may be served as stated above whether or not it may be properly served in a different manner."

          THIRTY-SIXTH.   Appendix A is deleted in its entirety and Appendix A
hereto is inserted in lieu thereof.

          THIRTY-SEVENTH.   The Parties acknowledge that Buyer and Seller have
each performed certain obligations set forth in the Agreement and do not, by this Amendment, wish to raise questions with regard to such performance.

          THIRTY-EIGHTH. All terms and conditions of the Agreement not expressly amended herein shall remain in full force and effect.

          THIRTY-NINTH.   This Amendment supplements the Agreement, and
supersedes any and all prior understandings between the Parties with regard to the subject matters herein. The letter agreements between the Parties dated April 9, 1992 and March 26, 1993 are hereby superseded and do not have any force and effect.

          FORTIETH. All corporate action required for Buyer and Seller to execute, deliver, and perform their respective obligations under this Amendment and the Agreement as amended hereby have been completed, and no approval by the Public Service Commission of the State of New York is required for Buyer to execute, deliver, and perform its obligations under this Amendment and the Agreement as amended hereby.

          FORTY-FIRST. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF the Buyer and Seller have caused this Second Amendment to be executed by their proper officers thereunto duly authorized as of the date first written above.

CONSOLIDATED EDISON COMPANY         COGEN TECHNOLOGIES LINDEN
OF NEW YORK, INC.                   VENTURE, L.P.
                                    By:  Cogen Technologies Linden
                                         Ltd., its General Partner
                                    By:  Cogen Technologies, Inc.,
                                         its General Partner


By:  /s/ William A. Harkins         By: /s/ Nadeem Babar
   ---------------------------         -------------------------------
     William A. Harkins                  Nadeem Babar
     Vice President                      Vice President

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